Exhibit 99.1

Inhibrx Reports Third Quarter 2025 Financial Results

San Diego, CA, November 14, 2025 – Inhibrx Biosciences, Inc. (Nasdaq: INBX) (“Inhibrx” or the “Company”) today reported financial results for the third quarter of 2025. Following the completion of the sale of INBRX-101 (the “101 Transaction”) by Inhibrx, Inc. (the “Former Parent”) to Sanofi S.A. and the Former Parent’s concurrent spin-off of the Inhibrx business in May 2024, the biopharmaceutical company now has two programs in ongoing clinical trials.
Recent Corporate Highlights
On October 23, 2025, Inhibrx announced positive topline results from its registrational trial of ozekibart (INBRX-109) in chondrosarcoma and provided an update on its colorectal cancer and Ewing sarcoma expansion cohorts.
•Ozekibart met its primary endpoint in chondrosarcoma, demonstrating a statistically significant and clinically meaningful improvement in median progression-free survival compared to placebo.
•Key secondary endpoints reinforce the primary benefit, demonstrating meaningful improvements in disease control and patient quality of life.
•Inhibrx plans to submit to the U.S. Food and Drug Administration a biologics license application in the second quarter of 2026.
•Interim data from expansion cohorts in patients with colorectal cancer and Ewing sarcoma demonstrate high response and disease control rates in difficult-to-treat, heavily pretreated patients.
Financial Results
•Cash and Cash Equivalents. As of September 30, 2025, Inhibrx had cash and cash equivalents of $153.1 million, as compared to $186.6 million as of June 30, 2025.
•R&D Expense. Research and development expenses were $28.5 million for the third quarter of 2025, as compared to $38.9 million for the third quarter of 2024. The decrease was primarily related to a decrease in process development and manufacturing activities performed by our CDMO partners during the prior year in connection with the Company’s clinical trial for ozekibart (INBRX-109). In addition, personnel-related expenses decreased as a result of a decrease in headcount in the current period.
•G&A Expense. General and administrative expenses were $5.3 million during the third quarter of 2025, compared to $7.9 million during the third quarter of 2024. The decrease was primarily related to decreased legal expenses following the conclusion of legal proceedings as well as decreased personnel-related expenses as a result of a decrease in headcount in the current period.
•Other Expense. Other expense was $1.4 million during the third quarter of 2025, as compared to other income of $2.9 million during the third quarter of 2024. Other expense in the current period consisted of $3.2 million of interest expense on the Company’s $100.0 million outstanding debt balance, offset in part by other income. Other income during each period consisted of interest income earned on the Company’s sweep and money market account balances. During the third quarter of 2024, the Company did not incur any interest expense following the extinguishment of all outstanding debt in connection with the 101 Transaction.
•Net Loss. Net loss was $35.3 million during the third quarter of 2025, or $2.28 per share, basic and diluted, as compared to a net loss of $43.9 million during the third quarter of 2024, or $2.84 per share, basic and diluted.
About Inhibrx Biosciences, Inc.
Inhibrx is a clinical-stage biopharmaceutical company with a pipeline of novel biologic therapeutic candidates. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. Inhibrx was incorporated in January 2024 as a direct, wholly-owned subsidiary of Inhibrx, Inc. Prior to the sale of Inhibrx, Inc. and the INBRX-101 program to Sanofi S.A., Inhibrx acquired certain corporate infrastructure and other assets and liabilities through a series of internal restructuring transactions effected by Inhibrx, Inc. Inhibrx, Inc. also completed a distribution to holders of its shares of common stock of 92% of the issued and outstanding shares of Inhibrx. Following such transactions, Inhibrx’s current clinical pipeline of therapeutic candidates includes ozekibart (INBRX-109) and INBRX-106, both of which utilize multivalent formats where the precise valency can be optimized in a target-centric way to mediate what Inhibrx believes to be the most appropriate agonist function. For more information, please visit www.inhibrx.com.
Forward Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding statements regarding the safety and efficacy of its therapeutic candidate, ozekibart, based on topline and interim results; the potential for ozekibart to be used for the treatment of chondrosarcoma, colorectal cancer and Ewing sarcoma; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials; and Inhibrx’s plans to submit it to the U.S. Food and Drug Administration a biologics license application in the second quarter of 2026. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of topline, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; the Company’s ability to utilize the Company’s technology platform to generate and advance additional therapeutic candidates; the implementation of the Company’s business model and strategic plans for the Company’s business and therapeutic candidates; the scope of protection the Company is able to establish and maintain for intellectual property rights covering the Company’s therapeutic candidates; the ability to raise funds needed to satisfy the Company’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control; the Company’s financial performance; developments relating to the Company’s competitors and the Company’s industry; regulatory review and approval of the Company’s therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the SEC, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
ir@inhibrx.com
858-795-4260

Inhibrx Biosciences, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024
Revenue:
License fee revenue	$—	$—	$1,300	$100
Total revenue	—	—	1,300	100
Operating expenses:
Research and development	28,535	38,893	87,679	170,376
General and administrative	5,277	7,904	17,723	111,244
Total operating expenses	33,812	46,797	105,402	281,620
Loss from operations	(33,812)	(46,797)	(104,102)	(281,520)
Total other income (expense)	(1,444)	2,933	(3,117)	2,016,959
Provision for income taxes	—	—	2	2
Net income (loss)	$(35,256)	$(43,864)	$(107,221)	$1,735,437
Earnings (loss) per share
Basic	$(2.28)	$(2.84)	$(6.93)	$119.04
Diluted	$(2.28)	$(2.84)	$(6.93)	$117.09
Shares used in computing earnings (loss) per share
Basic	15,478	15,468	15,471	14,578
Diluted	15,478	15,468	15,471	14,821

Inhibrx Biosciences, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	SEPTEMBER 30,	DECEMBER 31,
	2025	2024
Cash and cash equivalents	$153,088	$152,596
Other current assets	8,335	7,802
Non-current assets	16,048	20,369
Total assets	$177,471	$180,767

Current liabilities	$35,983	$40,730
Long-term debt, net	99,917	—
Other non-current liabilities	4,741	6,453
Total liabilities	140,641	47,183
Stockholders’ equity	36,830	133,584
Total liabilities and stockholders’ equity	$177,471	$180,767